Exhibit 10.8

EXHIBIT A
TO
NOTE PURCHASE AGREEMENT

SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

SECURED PROMISSORY NOTE

$2,000,000.00	September 10, 2026

FOR VALUE RECEIVED, Montana Goldfields, Inc. (the “Company”), hereby promises to pay to the order of Silver Bow Mining Corp. (including any future holder of this Note, the “Lender” together with the Company, the “Parties”), the principal amount of Two Million Dollars ($2,000,000.00) upon the terms and subject to the conditions set forth herein (this “Note”). This Note is issued pursuant to that certain Note Purchase Agreement, dated as of September 10, 2026, by and between the Company and the Lender (the “Purchase Agreement”), and is secured pursuant to that certain security and pledge agreement between the Company and the Lender of even date herewith (the “Security Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Purchase Agreement.

1.                  Payments. The principal amount of this Note shall be due and payable in full on the Maturity Date (as defined herein). The principal amount of this Note shall be payable either (i) by the Company surrendering to the Lender for cancellation 462,222 final closing contingent value rights to be issued by the Lender to the Company at the final closing under the Purchase Agreement (the “Settlement CVRs”) or (ii) if the final closing under the Purchase Agreement has not occurred and the Settlement CVRs have not been issued at the Maturity Date, by payment in cash.

2.                  Maturity. The maturity date shall be March 10, 2027 (the “Maturity Date”). All payments shall be made in lawful money of the United States at such place as the Lender may designate in writing.

3.                  Interest. This Note bears interest at a rate of eight percent (8%) per annum, compounded annually. Accrued and unpaid interest shall be payable on the Maturity Date. If an Event of Default (as defined below) occurs and is ongoing, this note shall bear interest at a rate of ten percent (10%) per annum.

4.                  [Reserved]

5.                  Prepayment. The Company may prepay this Note, in whole or in part, at any time prior to the Maturity Date, without premium or penalty, upon at least five (5) Business Days’ prior written notice to the Lender by surrending the Settlement CVRs. The Company may not pre-pay this Note in cash.

6.                  Event of Default. The “Events of Default” applicable to this Note shall be those set forth in Section 8.1 of the Purchase Agreement. Upon the occurrence of an Event of Default, the Face Amount of this Note shall increase by fifteen percent (15%), and this Note shall immediately become due and payable, in each case as provided in and subject to Section 8.2 of the Purchase Agreement. The rights and remedies provided upon an Event of Default shall be in addition to all other rights and remedies available under the Purchase Agreement, the Security Documents and applicable law, all of which shall be cumulative.

7.                  Security Interest. Payment of all amounts due or to become due under this Note and all other obligations of the Company under the Note are secured by a first-priority security interest in the Collateral described in the Security Agreement.

8.                  Change of Control. A “Change of Control” means any merger, acquisition or other transaction or series of related transactions as a result of which the Company is not the surviving entity. Upon the occurrence of a Change of Control, the Lender may, in accordance with Section 4.3 of the Purchase Agreement, elect to require the Face Amount, together with all other amounts then due and payable under this Note, to be paid either through immediate surrender of Settlement CVRs, if issued and outstanding, or in cash upon the closing of such Change of Control.

9.                  Notices. All notices provided for in this Note shall be in writing and deemed to be duly given upon (a) personal delivery, (b) four (4) Business Days after deposit in the United States mail, certified or registered, postage prepaid, (c) one (1) Business Day after deposit with a reputable, national overnight courier service for next business day delivery with all charges prepaid, or (d) confirmed fax transmission or email to an email address provided by Lender. Other than as expressly required herein, the Company waives presentment and demand for payment, protest, notice of protest, and notice of dishonor. Notices shall be sent to the Parties at the following addresses (or to such other address or electronic mail address as a party may designate by notice given in accordance with this Section):

If to Company:

Montana Goldfields, Inc.

Attn: Patrick W.M. Imeson

Address: 1610 Wynkoop Street, Suite 400

Denver, CO 80202

If to Lender:

Silver Bow Mining Corp.

Attn: C. Travis Naugle

Address: 1401 Idaho Street

Butte, Montana 59701

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10.              Governing Law. This Note, and any disputes arising under this Note, will be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions of Delaware law concerning conflicts of laws.

11.              Savings Clause. If any provision of this Note is determined to be invalid, illegal or unenforceable, such provision shall be deemed modified to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, deemed deleted, without affecting the validity or enforceability of the remaining provisions of this Note.

12.              Transfer; Successors and Assigns. This Note is in registered form within the meaning of 26 C.F.R. Section 1.871-14(c)(1)(i) for United States federal income and withholding tax purposes. Except as set forth below, this Note may be transferred only in compliance with any applicable laws and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Notwithstanding the foregoing, the Lender may not sell, transfer, assign, pledge or hypothecate this Note, in whole or in part, without the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion; provided, that no such consent shall be required for a transfer or assignment to an Affiliate of the Lender. Upon such transfer, this Note shall be reissued to and registered in the name of the transferee, or a new Note representing the then outstanding principal amount shall be issued and registered in the name of the transferee.

13.              Waiver and Amendment. Notwithstanding anything to the contrary herein, amendments and waivers with respect to this Note shall be effected in the manner set forth in Article IX of the Purchase Agreement, and any such amendment or waiver approved in accordance therewith (including approval by holders of fifty percent (50%) plus $1.00 of the outstanding Face Amount of all applicable notes) shall be binding on the Lender hereof.

14.              Collection Costs. In the event of any action, arbitration or other proceeding to enforce or interpret this Note or any of the Loan Documents, the prevailing party shall be entitled to recover from the non-prevailing party, on demand, its reasonable and documented costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, court costs, costs of collection, costs of protecting, preserving or enforcing the Collateral, costs incurred in any bankruptcy, insolvency or restructuring proceeding, and all costs incurred on appeal or in any post-judgment proceedings.

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The Parties have entered into this Secured Promissory Note as of the date first above written.

Montana Goldfields, Inc.

By:	/s/ Tom Brodmerkel
Name: Tom Brodmerkel Title: President

Acknowledgement

Silver Bow Mining Corp.

By:	/s/ C. Travis Naugle
Name: C. Travis Naugle Title: Chief Executive Officer